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                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 15, 1998, (except as to the Note 16 thereto, as to which the date is January 22, 1999) in Amendment No. 1 to the Registration Statement on Form S-4 No. 333-76605 and related Prospectus of American Axle & Manufacturing, Inc. for the registration of $300,000,000 9 3/4% senior subordinated notes.


                                                  /s/ Ernst & Young LLP

Detroit, Michigan
May 4, 1999